UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2024

HERTZ GLOBAL HOLDINGS, INC.

THE HERTZ CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-37665	61-1770902
Delaware	001-07541	13-1938568
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8501 Williams Road

Estero, Florida 33928

239 301-7000

(Address, including Zip Code, and
telephone number, including area code,
of registrant's principal executive offices)

Not Applicable

Not Applicable

(Former name, former address and

former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

	Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Hertz Global Holdings, Inc.	Common Stock Par value $0.01 per share	HTZ	The Nasdaq Stock Market LLC

Hertz Global Holdings, Inc.	Warrants to purchase Common Stock Each exercisable for one share of Hertz Global Holdings, Inc. common stock at an exercise price of $13.80 per share, subject to adjustment	HTZWW	The Nasdaq Stock Market LLC

The Hertz Corporation	None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 12, 2024, Stephen M. Scherr, Chair of the Board of Directors (the “Board”) and Chief Executive Officer of Hertz Global Holdings, Inc. (the “Company”) and The Hertz Corporation (“Hertz”) notified the Company of his decision to resign as Chief Executive Officer and as a member of the Board of the Company and Hertz, effective as of March 31, 2024. Mr. Scherr’s resignation was not because of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Because Mr. Scherr is voluntarily resigning his positions with the Company, he will be entitled to receive his salary through March 31, 2024, but will not be entitled to any post-termination severance benefits from the Company.

On March 15, 2024, the Board of the Company appointed Wayne “Gil” West as Chief Executive Officer of the Company and Hertz, effective as of April 1, 2024. On March 15, 2024, the Board of the Company appointed Mr. West as a member of the Board of the Company and Hertz, effective as of April 1, 2024, to fill the vacancy created upon Mr. Scherr’s resignation.

Prior to joining the Company and Hertz, Mr. West, 63, served as Chief Operating Officer of Cruise LLC, a self-driving car company, from January 2021 to December 2023. Prior to that, Mr. West served as Senior Executive Vice President and Chief Operating Officer of Delta Air Lines, Inc., a global airline company, from March 2014 until October 2020 and as Senior Vice President from March 2008 until March 2014. Prior to joining Delta Air Lines, Mr. West served as President and Chief Executive Officer of Laidlaw Transit Services, Inc., a provider of transportation services, from 2006 to 2007. Mr. West has served as a member of the board of directors of Forward Air Corporation since February 2024, and previously from October 2018 until May 2021, and Virgin Galactic Holdings, Inc. since February 2021. Mr. West previously served as a member of the board of directors of Genesis Park Acquisition Corporation from October 2020 until September 2021.

In connection with Mr. West’s appointment as Chief Executive Officer, the Company and Mr. West entered into an employment agreement (the “Employment Agreement”) providing the following compensation terms: (i) a salary at an annualized rate of $1,500,000, (ii) a target annual incentive bonus of no less than 150% of his base salary (the “Target Annual Bonus”) (with a guaranteed incentive bonus of no less than 112.5% of his base salary for 2024), (iii) a grant of restricted stock units (the “RSU Grant”) under the Company’s 2021 Omnibus Incentive Plan (the “Incentive Plan”) to be made promptly after, and vest ratably over three years from, his start date, (iv) a grant of performance stock units (the “PSU Grant,” and together with the RSU Grant, the “Sign-On Grants”) under the Incentive Plan to be made promptly after his start date and to be earned based on both his continued employment through each of the first three anniversaries of his start date and Company stock price achievement over five years from his start date, and (v) commencing in fiscal year 2026, eligibility to receive annual equity awards under the Incentive Plan (with his annual equity award for fiscal year 2026 expected to have an aggregate grant date fair market value of no less than $8,000,000). The Sign-On Grants represent Mr. West’s annual equity awards under the Incentive Plan for the 2024 and 2025 fiscal years and have a total grant date value of $33 million, with 45.45% of the total value attributable to the RSU Grant and 54.55% attributable to the PSU Grant. The number of shares underlying each of the RSU Grant and PSU Grant will be determined based on the weighted average closing price of the Company’s common stock for the 30-day period ending on March 15, 2024.

Pursuant to the Employment Agreement, upon a termination of Mr. West’s employment (i) by the Company without Cause (as defined in the Employment Agreement) or (ii) by Mr. West for Good Reason (as defined in the Employment Agreement), in each case, subject to Mr. West signing and not revoking a release of claims, Mr. West will be entitled to the following severance payments and benefits: (a) a cash severance payment equal to 2.0x the sum of Mr. West’s then-current base salary and Target Annual Bonus, paid in a lump sum by March 15 of the year following his termination; (b) a pro-rated annual incentive bonus for the year of Mr. West’s termination, based on the actual achievement of his applicable performance goals and payable by March 15 of the following year; and (c) payment or reimbursement for the balance of any COBRA premiums paid during Mr. West’s COBRA continuation coverage period, as further described in the Employment Agreement.

The Employment Agreement also provides that upon a Good Leaver Termination (as defined below) that does not occur in connection with a Change in Control (as defined in the Incentive Plan), Mr. West’s Sign-On Grants will be subject to the following treatment: (i) 12 months of additional time-vesting of any then-unvested portion of the RSU Grant and (ii) for any performance stock units subject to the PSU Grant (“PSUs”) that have time-vested but not performance-vested, such PSUs will remain outstanding and eligible to performance vest for 12 months following such termination. Upon a Good Leaver Termination following the occurrence of a Change in Control, any then-unvested portion of the RSU Grant will accelerate in full. Upon a Change in Control, any then-unvested PSUs will immediately satisfy the time-vesting requirement of the award and will vest with respect to the performance vesting component of the award solely based on the value of the Company’s stock price upon such Change in Control. For purposes of the Employment Agreement, a “Good Leaver Termination” means a termination of Mr. West’s employment due to Mr. West’s death or Disability (as defined in the Employment Agreement), by Mr. West with Good Reason or by the Company without Cause.

Pursuant to the Employment Agreement, Mr. West is also subject to certain restrictive covenants, including a perpetual confidentiality covenant and non-competition and non-solicitation covenants that extend for two years after termination of his employment.

The foregoing is not a complete description of the rights and obligations under the Employment Agreement and is qualified in its entirety by reference to the full text and terms of the agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

The selection of Mr. West to serve as Chief Executive Officer and a member of the Board of the Company and Hertz was not pursuant to any arrangement or understanding with respect to any other person. There are no family relationships between Mr. West and any director or executive officer of the Company, and there are no transactions between Mr. West and the Company that would be required to be reported under Item 404(a) of Regulation S-K. Mr. West will not receive additional compensation for his service on the Board of the Company or Hertz.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

10.1	Employment Agreement, dated March 15, 2024, between Hertz Global Holdings, Inc. and Gil West.

104.1	Cover page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERTZ GLOBAL HOLDINGS, INC.
THE HERTZ CORPORATION
(each, a Registrant)

By:	/s/ Colleen Batcheler
Name:	Colleen Batcheler
Title:	Executive Vice President, General Counsel and Secretary

Date:  March 18, 2024